UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2020

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18135 Burke Street, Suite 100 Omaha, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Randy Wood as Chief Operating Officer

On August 17, 2020, Lindsay Corporation (the “Company”) announced the appointment of Randy A. Wood, 48, as its Chief Operating Officer, effective September 1, 2020.

Mr. Wood has been employed by the Company since March 2008. From May 2016 until his appointment as Chief Operating Officer, Mr. Wood served as President – Irrigation. Between October 2013 and May 2016, Mr. Wood served as President – International Irrigation. Between February 2012 and October 2013, Mr. Wood served as Vice President – Americas / ANZ Sales and Marketing. Between March 2008 and February 2012, Mr. Wood served as Vice President – North America Irrigation Sales. Prior to March 2008, Mr. Wood spent 11 years with Case Corporation / CNH Global including roles as the Senior Director of Marketing, Case IH Tractors, and Senior Director of Sales and Marketing, Parts and Service.

In his new role as Chief Operating Officer, Mr. Wood (i) will continue to receive an annual base salary of $402,000 and (ii) will continue to be eligible to receive a target bonus equal to 55% of his base salary and a maximum bonus of up to 200% of his target bonus.

The Company and Mr. Wood have entered into a written agreement concerning his employment as Chief Operating Officer which provides for a term of one year and the automatic extension of that term by one day for each day of employment unless the Company notifies Mr. Wood that it does not wish to further extend the term. Accordingly, the agreement will have a remaining term of one year from the date the Company notifies Mr. Wood that it does not wish to further extend the term. In addition to the compensation discussed above, the agreement also provides that Mr. Wood will continue to be eligible to receive annual long-term equity incentives in the discretion of the Human Resources and Compensation Committee and will continue to be eligible to participate in other insurance and benefit plans generally available to senior executives of the Company. The agreement also provides for severance compensation equal to one times annual base salary (or base salary plus target bonus if termination occurs within one year following a “change in control”) if Mr. Wood’s employment is terminated without “cause” or if he terminates his employment for “good reason” within one year following a change in control. For the avoidance of doubt, the new agreement amends and restates in its entirety Mr. Wood’s previous employment agreement with the Company.

Mr. Wood has also entered into an Indemnification Agreement with the Company in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 19, 2018.

There are no family relationships between Mr. Wood and any director or executive officer of the Company, and Mr. Wood has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Gustavo E. Oberto as President – Irrigation

Also on August 17, 2020, the Company announced the appointment of Gustavo E. Oberto, 46, to succeed Mr. Wood as President – Irrigation, effective September 1, 2020.

Item 9.01.	Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between the Company and its Officers and Directors, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 19, 2018.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2020	LINDSAY CORPORATION

	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Senior Vice President and Chief Financial Officer